Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-186546) on Form S-3 and in Registration Statement (No. 333-131244) on Form S-8 of Ameris Bancorp of our report dated March 20, 2013, relating to the consolidated balance sheets of The Prosperity Banking Company and its subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years then ended.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

March 3, 2014